Exhibit 99.1

NEWS RELEASE for February 23, 2005 at 8:00 AM EST

Contact:	Allen & Caron Inc	World Fuel Services Corporation
	Jesse Deal (Investors)	Francis X. Shea
	(212) 691-8087	(305) 428-8000
	jesse@allencaron.com	fshea@wfscorp.com

WORLD FUEL SERVICES CORPORATION CONFERENCE CALL ADVISORY

MIAMI (February 23, 2005) … World Fuel Services Corporation (NYSE:INT) invites you to participate in a conference call with its management team to discuss the Company’s results for the fourth quarter and fiscal year ended December 31, 2004.

WHEN:	Wednesday, March 2, 2005, at 11:00 AM EST

TELEPHONE NUMBER:	(888) 391-0235 (within the US and Canada) / (212) 676-5380 (International); use access code: 21232937.

REPLAY NUMBER:	(800) 633-8284 (within the US and Canada) / (402) 977-9140 (International); use access code: 21232937.
The replay will be available shortly after the live call, and will be available for 7 days, until March 9, 2005.

WEB CAST:	The live web cast may be accessed by going to http://phx.corporate-ir.net/phoenix.zhtml?p=irol-ventDetails&c=101792&event or by visiting the Company’s web site at www.wfscorp.com, going to the “investor info/news releases” section and clicking on the web cast icon. Web participants are encouraged to go to these web sites at least 15 minutes prior to the start of the call to register, download and install any necessary audio software.

The online archive will be available immediately after the call, and will remain available until March 31, 2005.

About World Fuel Services Corporation

Headquartered in Miami, Florida, World Fuel Services Corporation is a global leader in the downstream marketing and financing of aviation and marine fuel products and related services. As the marketer of choice in the aviation and shipping industries, World Fuel Services provides fuel and services at more than 2,500 airports and seaports worldwide. With 42 offices strategically located throughout the world, World Fuel Services offers its customers a value-added outsource service for the supply, quality control, logistical support and price risk management of marine and aviation fuel.

The Company’s global team of market makers provides deep domain expertise in all aspects of marine and aviation fuel management. World Fuel Services’ aviation customers include commercial, passenger and cargo operators as well as corporate clientele. The Company’s marine customers include premier blue-chip companies from all segments of the market. For more information, call (305) 428-8000 or visit www.worldfuel.com.

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